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                                                                     Exhibit 3.3


                    RESTATED CERTIFICATE OF INCORPORATION OF
                             WASTE MANAGEMENT, INC.


                                    ARTICLE I
                                      Name

            The name of the corporation is Waste Management, Inc. (the "Corporation").

                                   ARTICLE II
                    Registered Office and Registered Agent

            The street address of the initial registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III
                                Corporate Purpose

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV
                                  Capital Stock

            The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100, all of which shall be shares of Common Stock, par value $.01 per share.

                                    ARTICLE V
                                    Directors

            Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

                                   ARTICLE VI
                Indemnification of Directors, Officers and Others

            (1) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            (2) Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer (or equivalent) of another enterprise, shall be indemnified by the Corporation to the fullest extent authorized by the General Corporation law of Delaware as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of such director or officer without prior approval of the board of Directors or, if there is an Interested Stockholder (as defined below) at the time such action, suit or proceeding is brought, without prior approval of the majority of the Continuing Directors (as defined below) of the Corporation. The right to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, or any statute, by-law agreement, vote of stockholders or disinterested directors or otherwise.

            (3) If the Delaware General Corporation Law is amended to further limit or eliminate liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. If the Delaware General Corporation Law is amended to increase or expand liability of the Corporation's directors for breach of fiduciary duty or if the foregoing provisions of this Article VI are modified or repealed by the stockholders of the Corporation, no such amendment, modification or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment, modification or repeal.

            (4) Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the by-laws of the corporation), the amendment or repeal of Article VI of this Amended and Restated Certificate of Incorporation, or the adoption of any provision inconsistent herewith, shall require the approval of the holders of shares representing at least 80% of the outstanding shares of Common Stock.

            (5) For purposes of this Article VI, the term "Continuing Director" shall mean a Director who was a member of the Board of Directors of the Corporation prior to the time the Interested Stockholder in question became an Interested Stockholder and who is not an Affiliate or Associate of such Interested Stockholder and who was not proposed for election as a Director by or on behalf of such Interested Stockholders, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of such Interested Stockholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Corporation.

            (6) For purposes of this Article VI, the term "Interested Stockholder" shall mean and include any individual, corporation, partnership or other person or entity (other than the Corporation or any of its Subsidiaries or any employee benefit plan of either the Corporation or any of its Subsidiaries or any employee benefit plan of either the Corporation or any of its

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Subsidiaries or any trustee or fiduciary with respect to any such plan when acting in such capacity) which, together with its "Affiliates" and "Associates" (as defined pursuant to Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule was in effect on march 1, 1985), was the "Beneficial Owner" (as defined pursuant to rule 13d-3 under such Act, as such rule was in effect on march 1, 1985), of more than five percent of the outstanding shares of Common Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity, or which was the Beneficial Owner at any time within the two-year period immediately preceding the time in question of more than five percent of the outstanding Common Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

            (7) For purposes of this Article VI, the term "Subsidiary" shall mean a corporation with respect to which the Corporation is the Beneficial Owner of the majority of each class of voting securities.

                                   ARTICLE VII
                                     By-Laws

            The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

                                  ARTICLE VIII
                                 Reorganization

            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree in any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX
                                    Amendment

            The Corporation reserves the right to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.

                            CERTIFICATE OF AMENDMENT


                                       OF


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


                                       OF


                             WASTE MANAGEMENT, INC.



            Waste Management, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            1. That the Board of Directors of the Corporation has approved resolutions recommending to the stockholders of the Corporation that the Corporation's Amended and Restated Certificate of Incorporation be amended in the following respect:

                  That Article I of the Corporation's Amended and Restated Certificate of Incorporation be deleted in its entirety, and the following be inserted in its place:

                  The name of the Corporation is Waste Management Holdings, Inc. (the "Corporation").

            2. That said resolution was duly approved by the sole stockholder of the Corporation by written consent on July 16, 1998, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            3. That such amendment of the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, this Certificate of amendment of the Corporation's Amended and Restated Certificate of Incorporation has been executed as of this 16th day of July, 1998.

                                    WASTE MANAGEMENT, INC.



                                    By:   /s/ Gregory T. Sangalis
                                          ---------------------------------
                                    Name:  Gregory T. Sangalis
                                    Title:  Vice President and Secretary


ATTEST:



By: /s/ Bryan J. Blankfield
    --------------------------------
Name:  Bryan J. Blankfield
Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WASTE MANAGEMENT HOLDINGS, INC.

      WASTE MANAGEMENT HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY:

      1. That the Board of Director of the Company, acting by written consent without a meeting in accordance with Section 141 of the General Corporation law of the State of Delaware, approved resolutions recommending to the sole shareholder of the Company that the Company's Certificate of incorporation be amended in the following respects:

            (a) Article VIII is hereby amended to read in its entirety as follows:

                            Article VIII: [Reserved]

      2. That said resolution was duly approved by written consent of the sole stockholder of the Company.

      3. That such amendment to the Company's Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, this Certificate of Amendment of the Company's Certificate of Incorporation has been executed on July 16, 1998.



                                    WASTE MANAGEMENT HOLDINGS, INC.


                                    By:         /s/ Gregory T. Sangalis
                                         ---------------------------------------
                                         Gregory T. Sangalis, Vice President and
                                                       Secretary

Attest:

/s/ Bryan J. Blankfield
------------------------------
Bryan J. Blankfield,
Assistant Secretary of
Waste Management Holdings, Inc.